Exhibit 99.N
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Selected Financial Data” and “Independent Registered Public Accounting Firm” and to the inclusion of our report dated February 25, 2008, with respect to the financial statements of Tortoise Capital Resources Corporation for the year ended November 30, 2007, in the Registration Statement (Form N-2) filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 (Registration No. 333-150146).
/s/ Ernst & Young LLP
Kansas City, Missouri
June 13, 2008